EXHIBIT 2.1 - ARTICLES OF INCORPORATION
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            CERTIFICATE OF INCORPORATION
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                        OF
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                    SEGWAY II CORP.
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  This is to certify that there is hereby organized a
  corporation under and by virtue of N.J.S. 14A:1-1 et.
  seq., known as the "New Jersey Business Corporation Act."

  FIRST:    The name of the corporation is: SEGWAY II CORP.
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  SECOND:    The purposes for which this corporation is
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  organized is to engage in any activity under the "New
  Jersey Business Corporation Act."
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  THIRD:     The aggregate number of shares of all classes
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  of shares which the corporation shall have authority to
  issue is 100,000,000 shares of common stock, $0.0001 par value and 20,000,000 shares of preferred stock, $0.0001 par value.
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  FOURTH:    The address of the corporation's initial
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  registered office is 4400 Route 9, 2nd Floor, Freehold,
  New Jersey 07728 and the name of the corporation's
  initial registered agent at such address is Richard I.
  Anslow.
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  FIFTH:     The corporation shall indemnify every officer,
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  director and corporate agent to the full extent permitted by the New Jersey Business Corporation Act as the same
  may be amended from time to time.
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  SIXTH:The number of Directors constituting the first
  Board is one (1), and the name and address of the person who is to serve as the Director is:
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          Name                     Address
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          Richard I. Anslow        4400 Route 9, 2nd Floor
                                   Freehold, NJ 07728
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  SEVENTH:     To the fullest extent permitted by the New
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  Jersey Business Corporation Act as the same exists or may hereafter be amended, no director or officer of this Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except that no director or officer shall be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.
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  EIGHTH:     The name and address of each incorporator is:
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         Name                      Address
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         Gregg E. Jaclin           4400 Route 9, 2nd Floor
                                   Freehold, NJ  07728
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  NINTH:     The term of this corporate existence is
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  perpetual.
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       IN WITNESS WHEREOF, each individual incorporator,
  being over the age of eighteen years, has signed this Certificate this 21st day of January, 2000.
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  /s/ Gregg E. Jaclin
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  GREGG E. JACLIN
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